Stradley Ronon Stevens & Young, LLP 191 North Wacker Drive, Suite 1601 Chicago, IL 60606 Telephone 312.964.3500 Fax 312.964.3515 www.stradley.com

January 14, 2019

Invesco Exchange-Traded Fund Trust II

3500 Lacey Road

Downers Grove, Illinois 60515

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to Invesco Exchange-Traded Fund Trust II (the “Trust”), a Massachusetts business trust, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”). The purpose of the Registration Statement is to register shares to be issued by the Trust in connection with the acquisition of the assets and liabilities attributable to shares of certain series of Oppenheimer ETF Trust (the “Oppenheimer Funds”), by and in exchange solely for shares of beneficial interest (the “Shares”) of certain series of the Trust (the “Invesco Funds”), as set forth below (the “Transaction”).

Oppenheimer Funds	Invesco Funds
Oppenheimer Emerging Markets Revenue ETF	Invesco Emerging Markets Revenue ETF

Oppenheimer Emerging Markets Ultra Dividend Revenue ETF	Invesco Emerging Markets Ultra Dividend Revenue ETF

Oppenheimer Global ESG Revenue ETF	Invesco Global ESG Revenue ETF

Oppenheimer Global Revenue ETF	Invesco Global Revenue ETF

Oppenheimer International Revenue ETF	Invesco International Revenue ETF

Oppenheimer International Ultra Dividend Revenue ETF	Invesco International Ultra Dividend Revenue ETF

Oppenheimer Russell 1000® Low Volatility Factor ETF	Invesco Russell 1000® Low Volatility Factor ETF

Oppenheimer Russell 1000® Momentum Factor ETF	Invesco Russell 1000® Momentum Factor ETF

Oppenheimer Russell 1000® Quality Factor ETF	Invesco Russell 1000® Quality Factor ETF

Oppenheimer Russell 1000® Size Factor ETF	Invesco Russell 1000® Size Factor ETF

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL

Invesco Exchange-Traded Fund Trust II

January 14, 2019

Oppenheimer Funds	Invesco Funds
Oppenheimer Russell 1000® Value Factor ETF	Invesco Russell 1000® Value Factor ETF

Oppenheimer Russell 1000® Yield Factor ETF	Invesco Russell 1000® Yield Factor ETF

Oppenheimer S&P 500 Revenue ETF	Invesco S&P 500 Revenue ETF

Oppenheimer S&P Financials Revenue ETF	Invesco S&P Financials Revenue ETF

Oppenheimer S&P MidCap 400 Revenue ETF	Invesco S&P MidCap 400 Revenue ETF

Oppenheimer S&P SmallCap 600 Revenue ETF	Invesco S&P SmallCap 600 Revenue ETF

Oppenheimer S&P Ultra Dividend Revenue ETF	Invesco S&P Ultra Dividend Revenue ETF

We have reviewed the Amended and Restated Declaration of Trust of the Trust (the “Declaration of Trust”) and Amended and Restated By-Laws of the Trust (the “Bylaws”), resolutions adopted by the Trust’s Board of Trustees in connection with the Transaction, the form of Agreement and Plan of Reorganization (the “Reorganization Plan”) for the Transaction, which was approved by the Trust’s Board of Trustees, and such other legal and factual matters as we have deemed appropriate.

This opinion is based on the facts in existence and the laws in effect on the date hereof and are limited to Chapter 182 of the General Laws of the Commonwealth of Massachusetts and the provisions of the Investment Company Act of 1940 that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

We have assumed the following for purposes of this opinion:

1.    The Shares of the Trust will be issued in accordance with the Trust’s Declaration of Trust and Bylaws, the Reorganization Plan and resolutions of the Trust’s Board of Trustees relating to the creation, authorization and issuance of the Shares and the Transaction.

2.    The Shares will be issued against payment therefor as described in the combined Prospectus/Proxy Statement and the Statement of Additional Information relating thereto included in the Registration Statement and the Reorganization Plan, and that such payment will have been at least equal to the net asset value of such Shares.

On the basis of the foregoing, it is our opinion that Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust, and when issued and paid for upon the terms provided in the Registration Statement and the Reorganization Plan, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP